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                                                                    EXHIBIT 99.2

NASDAQ
Douglas D. McKenney, CFA
Associate Director
Listing Qualifications
The Nasdaq Stock Market, Inc.

By Facsimile and First Class Mail

December 5, 2002

Mr. Kevin P. Cohn
Vice President, Controller
  and Chief Accounting Officer
BindView Development Corporation
5151 San Felipe, 25th Floor
Houston, TX 77056

Re:   BindView Development Corporation (the "Company")

Dear Mr. Cohn:

On October 16, 2002, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by The Nasdaq National Market set forth in Marketplace Rule 4450(a)(5) (the "Rule"). Since then, the closing bid price of the Company's common stock has been at $1.00 per share or greater for at least 10 consecutive trading days. Accordingly, the Company has regained compliance with the Rule and this matter is now closed.

If you have any questions, please contact Randy Genau, Lead Analyst, at [telephone number omitted].

Sincerely,

/s/ Douglas D. McKenney